UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 3, 2024, Lifecore Biomedical, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain entities listed on Exhibit A thereto (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 5,928,775 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $24.3 million (the “Offering”). The purchase price for each Share was $4.10. The Offering closed on October 3, 2024 (the “Closing Date”).

Certain Purchasers that purchased Shares in the Offering include (i) entities affiliated with Legion Partners Asset Management, LLC (“Legion Partners”), (ii) entities affiliated with Greenhaven Road Investment Management, LP, (iii) entities affiliated with Wynnefield Capital, Inc. (“Wynnefield Capital”), and (iv) entities affiliated with 325 Capital. Christopher Kiper, a member of the Company’s board of directors (the “Board”), is affiliated with Legion Partners and Nelson Obus, a member of the Board, is affiliated with Wynnefield Capital. The Company’s prior material relationships with such parties are described under “Certain Relationships and Related Party Transactions” beginning on page 43 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2024, which description is incorporated herein by reference.

Pursuant to the Purchase Agreement, the Company has agreed to prepare and file a resale registration statement, to register the resale of the Shares, with the SEC no later than the 30th calendar day following the Closing Date and to use its reasonable efforts to cause such resale registration statement to become effective by the 60th calendar day following the Closing Date (or, in the event of a “full review” by the SEC, the 90th calendar day following the Closing Date). The Purchase Agreement also provides that the Company must make certain payments as liquidated damages to the Purchasers if the Company fails to timely cause the resale registration statement to become effective or if the resale registration statement should become unavailable for the resale of the Shares, subject to certain exceptions. The Company has also granted the Purchasers certain piggyback registration rights and agreed, among other things, to indemnify such parties under any registration statement filed that includes the Shares from certain losses, claims, damages and liabilities.

The Offering was exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”). The Shares were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the transaction is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 2.02    Results of Operations and Financial Condition.

On October 4, 2024, the Company issued a press release announcing its consolidated financial results for the fiscal quarter ended August 25, 2024. The press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02    Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01    Regulation FD

On October 4, 2024, the Company made available on its website certain investor presentation materials (the “Investor Presentation”). A copy of the Investor Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated October 3, 2024, by and among the Company and the purchasers named therein.
99.1	Press Release issued October 4, 2024 by Lifecore Biomedical, Inc.
99.2	Lifecore Biomedical Investor Presentation dated October 4, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer